CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Investors Government Fund, Inc.
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (File No. 2-89287) of our report dated October 31, 2001 relating to the September 30, 2001 financial statements of First Investors Government Fund, Inc., which are included in said Registration Statement.


                                          /s/ Tait, Weller & Baker
                                          TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JANUARY 23, 2002